UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MAGNACHIP SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified in its Charter)

Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

c/o Magnachip Semiconductor, Ltd.
15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu
Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581

SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2023

May 1, 2023

On April 17, 2023, Magnachip Semiconductor Corporation (“Magnachip”) filed a definitive proxy statement (the “Proxy Statement”) relating to its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:00 p.m. Eastern Daylight Time on Thursday, May 18, 2023, via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MX2023. This supplement (this “Supplement”) to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

Proposal 4 of the Proxy Statement requests that Magnachip shareholders approve an amended and restated 2020 Equity and Incentive Compensation Plan (the “Plan”). This Supplement provides shareholders with the following additional information regarding Proposal 4:

•
As of April 6, 2023, the record date for the Annual Meeting, there were stock options to acquire 1,106,158 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $10.50 and a weighted average remaining term of 2.05 years.

•
In addition, as of April 6, 2023, there were 1,860,650 unvested full value awards outstanding under the Plan (both time-based vesting and performance-based vesting awards, with the performance-based vesting awards counted at target level). If the performance-based vesting awards are counted at maximum level of achievement, then there are 2,241,480 unvested full value awards outstanding under the Plan. The weighted average grant value of the unvested full value awards is $11.72.

•	Other than the foregoing, no awards were outstanding under our equity compensation plans as of April 6, 2023.

•
As of April 6, 2023, there were 601,536 shares of common stock available for awards under the Plan and we are requesting an additional 1,990,000 shares in this Proposal 4.  There is no fungible ratio in our Plan.

•	There were 42,514,556 shares of our common stock outstanding as of April 6, 2023.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 - APPROVAL OF OUR AMENDED AND RESTATED 2020 EQUITY AND INCENTIVE COMPENSATION PLAN.

If you have already submitted your proxy or instructed your broker, bank or other agent how to vote your shares, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and common stock represented thereby will be voted at the meeting in accordance with your instructions unless revoked. A stockholder may revoke a proxy and change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581, Attention: Secretary, which revocation or later-dated proxy is received by us prior to the close of business on May 17, 2023; (2) voting again by telephone or Internet in the manner described above prior to 11:59 p.m., Eastern Daylight Time, on May 17, 2023; or (3) attending the Annual Meeting and voting via the Internet during the meeting using the procedures described at www.virtualshareholdermeeting.com/MX2023. Attending the Annual Meeting via the Internet will not revoke a proxy unless the stockholder actually votes via the Internet during the meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker may do so in accordance with the materials and instructions provided by their broker or by contacting such broker to effect the revocation or change of vote.

SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY MAGNACHIP WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE MAKING ANY VOTING DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.